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                         INDEPENDENT AUDITORS CONSENT
                         ----------------------------

     We consent to the incorporation by reference in this Registration Statement of ReDOX Technology corporation on Form S-8 of our reports dated December 31, 1998, appearing in, and incorporated by reference to, the annual report on Form 10-K of ReDOX Technology Corporation for the year ended December 31, 1998. In addition, this will acknowledge that we are aware that ReDOX Technology Corporation is using in the Registration Statement filed on S-8 reports conducted on an unaudited basis interim financial information by reference reports filed with the Securities and Exchange Commission subsequent to the Form 10-K filed by ReDOX Technology corporation for the fiscal year ended December 31, 1998.


                                             /s/ MARTIN ENDER
                                             ----------------------
                                             Martin Ender

                                             Want & Ender, CPA, P.C.
                                             Dated: 1/4/2000
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